Exhibit 3.1

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

Articles of Conversion
(PURSUANT TO NRS 92A.205)

Articles of Conversion
(Pursuant to NRS 92A.205)

1.	Name and jurisdiction of organization of constituent entity and resulting entity:

Name of constituent entity: CleanTech Innovations, Inc.

Jurisdiction: Nevada

Entity type: Corporation

Name of resulting entity: 6D Global Technologies, Inc.

Jurisdiction: Delaware

Entity type: Corporation

2.	A plan of conversion has been adopted by the constituent entity in compliance with the law of the jurisdiction governing the constituent entity.

3.	Location of plan of conversion: (check one)

✓ The entire plan of conversion is attached to these articles.

☐ The complete executed plan of conversion is on file at the registered office or principal place of business of the resulting entity.

☐  The complete executed plan of conversion for the resulting domestic limited partnership is on file at the records office required by NRS 88.330.

4.	Forwarding address where copies of process may be sent by the Secretary of State of Nevada (if a foreign entity is the resulting entity in the conversion):

Attn:       6D Global Technologies, Inc.

c/o:         17 State Street #450
New York, NY 10004

5.	Effective date and time of filing: (optional) (must not be later than 90 days after the certificate is filed)

Date: 9/29/2014                                                       Time:

6.	Signatures - must be signed by:

1. If constituent entity is a Nevada entity: an officer of each Nevada corporation; all general partners of each Nevada limited partnership or limited-liability limited partnership; a manager of each Nevada limited-liability company with managers or one member if there are no managers; a trustee of each Nevada business trust; a managing partner of a Nevada limited-liability partnership (a.k.a. general partnership governed by NRS chapter 87).

2. If constituent entity is a foreign entity: must be signed by the constituent entity in the manner provided by the law governing it.

Name of constituent entity: CleanTech Innovations, Inc.

/s/ Terry McEwen                                                      Chairman and CEO                                                      09/23/14
Signature                                                                   Title                                                                               Date